Exhibit 99.1

SHENZHEN NAINIANG WINE INDUSTRIAL CO., LTD.

FINANCIAL STATEMENTS

FOR THE YEAR ENDED

DECEMBER 31, 2020

SHENZHEN NAINIANG WINE INDUSTRIAL CO., LTD.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Shenzhen Nainiang Wine Industrial Co., Ltd :

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Shenzhen Nainiang Wine Industrial Co., Ltd (“the Company”) as of December 31, 2020, and the related statements of income and comprehensive income, stockholders’ equity, and cash flows for the period from inception (January 14, 2020) to December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for the period from inception (January 14, 2020) to December 31, 2020, in conformity with accounting principles generally accepted in the United States.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Emphasis of Matter

The Company has significant transactions with related parties, which are described in Note 7 to the financial statements. Transactions involving related parties cannot be presumed to be carried out on an arm’s length basis, as the requisite conditions of competitive, free market dealings may not exist.

/s/ Audit Alliance LLP

We have served as the Company’s auditor since 2021.

Singapore

August 16, 2021

SHENZHEN NAINIANG WINE INDUSTRIAL CO., LTD.

BALANCE SHEETS

(In U.S. Dollars, except share data or otherwise stated)

AS OF DECEMBER 31, 2020 (Audited)

2020
US$
ASSETS
Current assets:
Cash and cash equivalents	2,191
Accounts receivables	212,664
Amount due from related parties	611,064
Total current assets	825,919

Non-current assets:
Property, plant and equipment, net	340,286
Total non-current assets	340,286
Total assets	1,166,205

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	77,332
Income tax payables	170,516
Other payables and accruals	61,852
Deferred revenue	95,316
Amount due to related parties	35,842
Total current liabilities	440,858

Non-current liabilities:
Deferred revenue	94,254
Total non-current liabilities	94,254
Total liabilities	535,112

COMMITMENTS AND CONTINGENCIES

EQUITY
Share capital (Registered capital of RMB50,000,000, of which nil was paid up as of December 31, 2020)	-
Foreign currency translation reserves	33,826
Statutory reserves	94,664
Retained earnings	502,603
Total equity	631,093
Total liabilities and equity	1,166,205

The accompanying notes are an integral part of the financial statements.

SHENZHEN NAINIANG WINE INDUSTRIAL CO., LTD.

STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(In U.S. Dollars, except share data or otherwise stated)

FOR THE YEAR ENDED DECEMBER 31, 2020 (Audited)

2020
US$

Revenue	1,861,039
Cost of revenue	(864,243)
Gross profit	996,796

Selling and marketing expenses	(135,778)
General and administrative expense	(63,891)
Total operating expenses	(199,669)
Income from operations	797,127

Other expenses	(332)
Income before income tax	796,795

Income taxes	(199,528)
Net income for the year	597,267

Foreign currency translation differences	33,826
Total comprehensive income for the year	631,093

The accompanying notes are an integral part of the financial statements.

SHENZHEN NAINIANG WINE INDUSTRIAL CO., LTD.

STATEMENTS OF CHANGES IN EQUITY

(In U.S. Dollars, except share data or otherwise stated)

FOR THE YEARS ENDED DECEMBER 31, 2020 (Audited)

		Foreign Currency	Retained earnings
	Share Capital	Translation Reserve	Unrestricted	Statutory Reserve	Total Equity
	US$	US$	US$	US$	US$

Balance at January 14, 2020 (i)	-	-	-	-	-
Net income for the year	-	-	502,603	94,664	597,267
Other comprehensive income	-	33,826	-	-	33,826
Balance at December 31, 2020	-	33,826	502,603	94,664	631,093

(i)	Shenzhen Nainiang Wine Industrial Co., Ltd. was incorporated on January 14, 2020.

The accompanying notes are an integral part of the financial statements.

SHENZHEN NAINIANG WINE INDUSTRIAL CO., LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In U.S. Dollars, except share data or otherwise stated)

FOR THE YEARS ENDED DECEMBER 31, 2020 (Audited)

2020
US$
Cash flows from operating activities:
Net income	597,267

Adjustments for:
Depreciation and amortization	34,270
Changes in:
Accounts receivables	(201,266)
Accounts payable	73,187
Income tax payables	161,377
Other payables and accruals	58,537
Deferred revenue	179,409
Amount due from related parties	(544,391)
Net cash provided by operating activities	358,390

Cash flows from investing activities:
Additions to property, plant and equipment	(355,865)
Cash used in investing activities	(355,865)

Effect of exchange rate changes on cash and cash equivalents	(334)

Net increase in cash and cash equivalents	2,191
Cash and cash equivalents at the beginning of year	-
Cash and cash equivalents at the end of the year	2,191

Supplemental cash flow information:
Income taxes paid, net	38,151

The accompanying notes are an integral part of the financial statements.

SHENZHEN NAINIANG WINE INDUSTRIAL CO., LTD.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2020 (Audited)

1.	DESCRIPTION OF BUSINESS

Shenzhen Nainiang Wine Industrial Co. Ltd. (“Nainiang Wine” or the “Company”) was incorporated in the People’s Republic of China (“PRC”) on January 14, 2020 with registered capital of Renminbi (“RMB”) 50,000,000 (approximately $7,221,100). The paid-in capital was nil.

The principal activities of the Company is trading of wine products and providing pre-opening assistance to retail partners to operate wine stores in the People’s Public of China (“PRC” or “China”).

On June 2, 2021, Fountain Healthy Aging, Inc. (“FHAI”) and FHAI’s subsidiary Shenzhen Wei Lian Jin Meng Electronic Commerce Limited entered into an equity transfer agreement with the Ms. Zhu Hong, who is the majority shareholder of FHAI and the sole owner of Shenzhen Nainiang Wine Industrial Co. Ltd. directly and indirectly, under which the FHAI group agreed to acquire 99% ownership of Shenzhen Nainiang Wine Industrial Co. Ltd.. The financial statements included herein present the financial condition, results of operations and cash flows of Nainiang Wine for the year ended December 31, 2020.

FHAI agreed to issue 9,281,577 number of ordinary shares in exchange for 99% ownership of Nainiang Wine, and the shares is scheduled to be issued in the third quarter of 2021.

The operational control of Nainiang Wine passed to FHAI and all assets of Nainiang Wine were acquired by FHAI effective June 3, 2021.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Basis of Presentation

The accompanying financial statements include the balances and results of operations of the Company have been prepared pursuant to the rules and regulations of the U.S. Securities and Exchanges Commission (“SEC”) and in conformity with generally accepted accounting principles in the U.S. (“US GAAP”).

The accompanying financial statements are presented on the basis that the Company is a going concern. The going concern assumption contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

(b)	Economic and Political Risks

The Company’s operations are conducted in the PRC. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC economy.

The Company’s operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in government policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation.

(c)	Use of estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, related disclosures of contingent liabilities at the balance sheet date, and revenue and expenses in the financial statements and accompanying notes. Significant accounting estimates reflected in the Company’s financial statements include economic lives and impairment of property, plant and equipment and allowance for doubtful accounts. Actual results could differ from those estimates and such differences could affect the results of operations reported in future periods.

(d)	Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. All cash and cash equivalents relate to cash on hand and cash at bank at December 31, 2020.

The Renminbi is not freely convertible into foreign currencies. Under the PRC Foreign Exchange Control Regulations and Administration of Settlement, Sales and Payment of Foreign Exchange Regulations, the Company is permitted to exchange Renminbi for foreign currencies through banks that are authorized to conduct foreign exchange business.

(e)	Accounts receivables

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of accounts receivable. The Company assesses the probability of collection from each customer at the outset of the arrangement based on a number of factors, including the customer’s payment history and its current creditworthiness. If in management’s judgment collection is not probable, the Company does not record revenue until the uncertainty is removed.

Management performs ongoing credit evaluations, and the Company maintains an allowance for potential credit losses based upon its loss history and its aging analysis. The allowance for doubtful accounts is the Company’s best estimate of the amount of credit losses in existing accounts receivable. Management reviews the allowance for doubtful accounts each reporting period based on a detailed analysis of trade receivables. In the analysis, management primarily considers the age of the customer’s receivable, and also considers the creditworthiness of the customer, the economic conditions of the customer’s industry, general economic conditions and trends, and the business relationship and history with its customers, among other factors. If any of these factors change, the Company may also change its original estimates, which could impact the level of the Company’s future allowance for doubtful accounts. If judgments regarding the collectability of receivables were incorrect, adjustments to the allowance may be required, which would reduce profitability.

Accounts receivable are recognized and carried at the original invoice amount less an allowance for any uncollectible amounts. An estimate for doubtful accounts receivable is made when collection of the full amount is no longer probable. Bad debts are written off as incurred. No allowance for doubtful accounts was made for the year ended December 31, 2020.

The following customers had an accounts receivable balance greater than 10% of total accounts receivable at December 31, 2020.

	Amount	%
Customer A	108,415	51%
Customer B	104,249	49%
	212,664	100%

(f)	Property, plant and Equipment

An item of property, plant and equipment is stated at cost less any accumulated depreciation and any accumulated allowance for decrease in value (if any).

The cost of an item of property, plant and equipment comprises its purchase price, import duties and non-refundable purchase taxes (after deducting trade discounts and rebates) and any costs directly attributable to bringing the asset to the location and condition necessary for it to be capable of operating in the manner intended by management. These can include the initial estimate of costs of dismantling and removing the item, and restoring the site on which it is located, the obligation for which an entity incurs either when the item is acquired or as a consequence of having used the item during a particular period.

The cost of replacing part of property, plant and equipment is included in the carrying amount of the asset when it is probable that future economic benefits will flow to the Company and the carrying amount of those replaced parts is derecognized. Repairs and maintenance are charged to the statement of income during the financial period in which they are incurred.

Depreciation is calculated on the straight-line basis to write off the cost of each asset to its residual value over the estimated useful life as follows:

Office equipment	5 years
Computer equipment and software	3 years
Motor vehicle	4 years

The assets’ residual value, useful lives, and depreciation method are regularly reviewed.

(g)	Impairment of long-lived assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may no longer be recoverable. Whenever there is an indication showing a permanent decrease in the amount of property, plant and equipment; such as an evidence of obsolescence or physical damage of an asset, significant changes in the manner in which an asset is used or is expected to be used, the Company shall recognize loss on decrease in value of leasehold improvement and equipment in the statement of income where the carrying amount of asset is higher than the recoverable amount. The Company measures impairment by comparing the carrying value of the long-lived assets to the estimated undiscounted future cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flow is less than the carrying amount of the assets, the Company would recognize an impairment loss based on the fair value of the assets. There was no impairment of long-lived assets as of December 31, 2020.

(h)	Revenue Recognition

The Company’s revenues primarily include Company sales, franchise fees and income and revenues from transactions with franchisees.

Company sales

Company sales represents sale of wine products. Such revenue is recognized net of value-added taxes, upon delivery at such time title passes to the customers.

Franchise fees and income

Franchise fees and income primarily include upfront franchise fees, such as initial fees, pre-opening assistance to operate wine stores, subsequent training provided to franchisees and renewal fees. The Company has determined that the services provided in exchange for upfront franchise fees are highly interrelated with the franchise right. The franchise rights are accounted for as rights to access the Company’s symbolic intellectual property in accordance with ASC 606 and the Company recognize upfront franchise fees received from a franchisee as revenue when performance obligation is satisfied in accordance with the franchise agreement or the renewal agreement. The franchise agreement term is generally 3 years.

Revenues from transactions with franchisees

Revenues from transactions with franchisees consist primarily of sales of wine products. The Company sells and delivers wine products to the franchisees. The performance obligation arising from such transactions is considered distinct from the franchise agreement as it is not highly dependent on the franchise agreement and the customer can benefit from the procurement service on its own. Revenue is recognized upon transfer of control over ordered items, generally upon delivery to the franchisees.

In determining the amount and timing of revenue from contracts with customers, the Company exercises significant judgment with respect to collectability of the amount; however, the timing of recognition does not require significant judgment as it is based on either the franchise term or the date of product shipment, none of which require estimation.

The Company does not incur a significant amount of contract acquisition costs in conducting its franchising activities. The Company believes its franchising arrangements do not contain a significant financing component.

The Company’s revenue recognition policy is compliant with ASC 606, Revenue from Contracts with Customers that revenue is recognized when a customer obtains control of promised goods and is recognized in an amount that reflects the consideration that the Company expects to receive in exchange for those goods. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods. The Company applies the following five-step model in order to determine this amount:

(i)	identification of the goods and services in the contract;

(ii)	determination of whether the goods and services are performance obligations, including whether they are distinct in the context of the contract;

(iii)	measurement of the transaction price, including the constraint on variable consideration;

(iv)	allocation of the transaction price to the performance obligations; and

(v)	recognition of revenue when (or as) the Company satisfies each performance obligation.

The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. Once a contract is determined to be within the scope of ASC 606 at contract inception, the Company reviews the contract to determine which performance obligations the Company must deliver and which of these performance obligations are distinct. The Company recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied or as it is satisfied. Generally, the Company’s performance obligations are transferred to customers at a point in time, typically upon delivery or service being rendered.

For all reporting periods, the Company has not disclosed the value of unsatisfied performance obligations for all product revenue contracts with an original expected length of one year or less, which is an optional exemption that is permitted under the adopted rules.

(i)	Foreign Currency Translation

The Company’s reporting currency is the U.S. dollar and the functional currency is the Chinese Renminbi (“RMB”). All assets and liabilities are translated at exchange rates at the balance sheet date and revenue and expenses are translated at the average yearly exchange rates and equity is translated at historical exchange rates. Any translation adjustments resulting are not included in determining net income but are included in foreign exchange adjustment to other comprehensive income, a component of equity.

Transactions in currencies other than the functional currencies during the year are converted into the applicable functional currencies at the applicable rates of exchange prevailing at the dates of the transactions. Exchange gains and losses are recognized in the statements of operations.

The exchange rates utilized as follows:

2020
Year-end RMB exchange rate	6.53
Annual average RMB exchange rate	6.90

No representation is made that the RMB amounts could have been, or could be, converted into U.S. dollars at the rates used in translation.

(j)	Foreign Currency Risk

The RMB is not a freely convertible currency. The State Administration for Foreign Exchange, under the authority of the People’s Bank of China, controls the conversion of the RMB into other currencies. The value of the RMB is subject to changes in central government policies and to international economic and political developments affecting supply and demand in the China Foreign Exchange Trading System market. All the Company’s cash and cash equivalents are in RMB.

(k)	Fair Value

Fair value is the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and it considers assumptions that market participants would use when valuing the asset or liability. Authoritative literature provides a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The level in the hierarchy within which the fair value measurement in its entirety falls is based upon the lowest level of input that is significant to the fair value measurement as follows:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices included within Level 1 that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

(l)	Fair Value of financial instruments

The Company’s financial instruments consist primarily of cash and cash equivalents, accounts receivables, accounts payable, other payables and advance from customers. The carrying amounts of these balances approximate their fair values due to the short-term maturities of these instruments.

(m)	Income Taxes

Income tax expense comprises current and deferred taxation and is recognized in profit or loss except to the extent that it relates to items recognized directly in other comprehensive income or equity, in which case it is recognized directly in other comprehensive income or equity. Current tax is the expected tax payable on the taxable income for the year, using tax rates enacted or substantively enacted at the reporting date, and any adjustment to tax payable with respect to previous periods.

The Company accounts for income taxes using the asset and liability approach. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax basis of assets and liabilities, net of operating loss carry forwards and credits, by applying enacted tax rates that will be in effect for the period in which the differences are expected to reverse. The effect on deferred taxes of a change in tax rates is recognized in the statements of operations in the period of change.

The Company accounts for uncertain tax positions by reporting a liability for unrecognized tax benefits resulting from uncertain tax positions taken or expected to be taken in a tax return. Tax benefits are recognized from uncertain tax positions when the Company believes that it is more likely than not that the tax position will be sustained on examination by the tax authorities based on the technical merits of the position. The Company recognizes interest and penalties, if any, related to unrecognized tax benefits in income tax expenses.

(n)	Comprehensive income

Comprehensive income includes net income and foreign currency translation adjustments. Comprehensive income is reported in the statements of comprehensive income.

(o)	Concentration of credit risk

Financial instruments that potentially expose the Company to significant concentration of credit risk consist primarily of cash and cash equivalents and accounts receivables. As of December 31, 2020, substantially all of the Company’s cash and cash equivalents were deposited with financial institutions with high-credit ratings and quality. The Company did not have any customers constituting 10% or more of the net revenues in the year of 2020.

(p)	Recent accounting pronouncements

In June 2016, the FASB issued ASU 2016-13, “Financial Instruments - Credit Losses (Topic 326) - Measurement of Credit Losses on Financial Instruments.” This pronouncement, along with subsequent ASUs issued to clarify provisions of ASU 2016-13, changes the impairment model for most financial assets and will require the use of an “expected loss” model for instruments measured at amortized cost. Under this model, entities will be required to estimate the lifetime expected credit loss on such instruments and record an allowance to offset the amortized cost basis of the financial asset, resulting in a net presentation of the amount expected to be collected on the financial asset. In developing the estimate for lifetime expected credit loss, entities must incorporate historical experience, current conditions, and reasonable and supportable forecasts. This pronouncement is effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2019. On November 19, 2019, the FASB issued ASU No. 2019-10, Financial Instruments—Credit Losses (Topic 326), finalized various effective date delays for private companies, not-for-profit organizations, and certain smaller reporting companies applying the credit losses (CECL). The revised effective date is January 2023.

In December 2019, the FASB issued ASU No. 2019-12, Simplifying the Accounting for Income Taxes (“ASU 2019-12”), which simplifies the accounting for income taxes, eliminates certain exceptions within ASC 740, Income Taxes, and clarifies certain aspects of the current guidance to promote consistency among reporting entities. ASU 2019-12 is effective for fiscal years beginning after December 15, 2021. Most amendments within the standard are required to be applied on a prospective basis, while certain amendments must be applied on a retrospective or modified retrospective basis. The Company is currently evaluating the impacts of the provisions of ASU 2019-12 on its financial condition, results of operations, and cash flows.

3.	REVENUE

Revenue	2020
Company sales	$204,850
Franchise fees and income	315,572
Revenues from transactions with franchisees	1,340,617
$1,861,039

Contract liabilities	2020
Deferred revenue related to prepaid wine products	$24,787
Deferred revenue related to upfront franchise fees	164,783
$189,570

Contract liabilities primarily consist of deferred revenue related to prepaid wine products and upfront franchise fees. Deferred revenue related to prepaid wine products represents advance from franchisees for future supply of products which is expected to recognize as revenue in the next 12 months. Deferred revenue related to upfront franchise fees represents the training service to be delivered over the term of franchise agreement that the Company expects to recognize as revenue of $70,529 within the next 12 months and of $94,254 over 12 months.

The Company has elected, as a practical expedient, not to disclose the value of remaining performance obligations associated with the franchise agreement in exchange for franchise right and related training services. The remaining duration of the performance obligation is the remaining contractual term of each franchise agreement. Revenue from training services provided to franchisees is recognized upon the conduct and delivery of training.

4.	PROPERTY, PLANT AND EQUIPMENT, NET

2020
Equipment	4,059
Computer equipment and software	3,446
Motor vehicle	368,991
$376,496
Less: accumulated depreciation	(36,210)
$340,286

Depreciation expense for the year ended December 31, 2020 was $34,270.

5.	ACCOUNTS PAYABLE, OTHER PAYABLES AND ACCRUALS

2020
Accounts payable	$77,332

Accrued payroll and welfare payable	25,783
VAT and other taxes payable	36,069
$61,852

6.	INCOME TAXES

(a)	Enterprise Income Tax (“EIT”)

The Company is governed by the Enterprise Income Tax laws of the PRC. The PRC statutory tax rate is 25%.

The reconciliation of income taxes computed at the PRC statutory tax rate applicable to the PRC, to income tax expense is as follows:

2020
Income before tax	$796,795
Tax benefit calculated at statutory tax rate	25%
Computed expected benefits	199,199
Others	329
$199,528

The Company has no material deferred tax assets or liabilities as of December 31, 2020.

(b)	Value Added Tax (“VAT”)

In accordance with the relevant taxation laws in the PRC, the normal VAT rate for domestic sales is 3% and the Company was eligible for VAT concession to reduce the rate to 1%, which is levied on the invoiced value of sales and is payable by the purchaser. The Company is required to remit the VAT it collects to the relevant tax authority.

7.	RELATED PARTIES TRANSACTIONS

The Company had the following balances with related parties:

(a)	Amount due from related parties

	Relationship	2020
Zhu Hong	Shareholder of the Company	587,430
Shenzhen Wei Lian Jin Meng Electronic Commerce Limited	Zhu Hong is the shareholder of its holding company	23,634
Total		$611,064

Amount due from related parties represents cash advance to the related parties. The balances are unsecured, non-interest bearing and repayable on demand. Balance with Ms. Zhu Hong amounting to $582,054 (RMB3,800,000) represents advance for deposits paid to suppliers and the balance amount to $5,377 (RMB35,103) represents advance for miscellaneous business operations expenses. The balance with Ms. Zhu Hong relating to advance for deposits to suppliers was reclassed to advances to suppliers in January 2021 subsequent to the signing of secured supplies agreements with the three suppliers as disclosed in Subsequent Events note.

(b)	Amount due to related parties

	Relationship	2020
Shenzhen Weilian Jin Meng Culture Spreading Limited	Zhu Hong is the shareholder	22,976
Shenzhen Nainiang Coffee Art Museum Limited	Zhu Hong is the shareholder of its holding company	12,866
Total		$35,842

The balances represent cash advances to related parties. The balances are unsecured, non-interest bearing and repayable on demand.

(c)	Transactions

Cash advance to related parties for business operations	2020
Zhu Hong	592,185
Shenzhen Wei Lian Jin Meng Electronic Commerce Limited	66,683
Total	$658,868

Cash repayment from related parties	2020
Zhu Hong	36,241
Shenzhen Wei Lian Jin Meng Electronic Commerce Limited	44,315
Total	$80,556

Cash advance from related parties	2020
Shenzhen Weilian Jin Meng Culture Spreading Limited	12,177
Shenzhen Nainiang Coffee Art Museum Limited	72,481
Total	$84,658

Cash repayment to related parties for business operations	2020
Shenzhen Nainiang Coffee Art Museum Limited	50,737
Total	$50,737

8.	RESERVES

(a)	Legal reserve

Pursuant to the laws applicable to the PRC’s Foreign Investment Enterprises, the Company must make appropriations from after-tax profit to non-distributable reserve funds. Subject to certain cumulative limits, the general reserve requires annual appropriations of 10% of after-tax profits as determined under the PRC laws and regulations at each year-end until the balance reaches 50% of the PRC entity registered capital; the other reserve appropriations are at the Company’s discretion. These reserves can only be used for specific purposes of enterprise expansion and are not distributable as cash dividends. At December 31, 2020, the paid-up statutory reserve was $94,664.

(b)	Currency translation reserve

The currency translation reserve represents translation differences arising from translation of foreign currency financial statements into the Company’s reporting currency.

9.	SUBSEQUENT EVENTS

In January 2021, the Company signed the secured supplies agreements with three suppliers respectively, which the Company agreed to pay the refundable deposits in aggregate of approximately $8.6 million (RMB56,000,000) to the suppliers in exchange for the timely and sufficient supplies of products.